UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2005

TREEHOUSE FOODS, INC.

(Exact Name of Registrant as Specified in Charter)

Commission File Number:001-32504

Delaware	20-2311383

(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

1333 Butterfield Road, Suite 490
Downers Grove, Illinois	60515

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 512-0592

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Effective as of the close of business on June 27, 2005, the separation of the business of TreeHouse Foods, Inc. (the “Company”) from Dean Foods Company (“Dean”) and the distribution of the common stock of the Company to the stockholders of Dean was completed in a tax free spin-off (the “Distribution”). In connection with the Distribution, the Company entered into certain agreements with Dean to effect the separation of its business and the distribution of its common stock and to define responsibility for obligations arising before and after the date of the Distribution, including, among others, obligations relating to employees, transition services and taxes.

On June 27, 2005, the Company entered into a Distribution Agreement (the “Distribution Agreement”) with Dean. The Distribution Agreement provided for, among other things, the principal corporate transactions required to effect the separation of the Company’s business from Dean, the distribution of the Company’s common stock to the holders of record of Dean common stock and certain other agreements governing the relationship between the Company and Dean after the date of Distribution. The transfers from Dean to the Company will occur prior to the distribution of the Company’s common stock and will be made on an “as is, where is” basis without any representations or warranties, and the Company will bear the economic and legal risks of the transfer. The Company will generally assume and agree to perform and fulfill all of the liabilities arising out of the ownership or use of the transferred assets or the operation of the transferred business both before and after the transfer.

On June 27, 2005, the Company entered into a Transition Services Agreement (the “Transition Services Agreement”) with Dean pursuant to which Dean will provide a variety of transitional corporate services to the Company for a period of time following the distribution. These services include certain employee benefits administration and payroll, information technology and other administrative services. Each service will be made available to the Company on an as-needed basis through December 31, 2005, or such shorter or longer periods as may be provided in the Transition Services Agreement. The fees charged for the services will generally be based upon the fair market value of providing the services. The Company will be permitted to terminate the provision of a particular service upon no less than 30 days notice to Dean. In addition, either the Company or Dean will be permitted to terminate the Transition Services Agreement for cause or upon certain changes of ownership relating to the other party as set forth in the Transition Services Agreement.

On June 27, 2005, the Company entered into an Employee Matters Agreement (the “Employee Matters Agreement”) with Dean which provides for each company’s respective obligations to employees and former employees who are or were associated with the Company’s business and for other employment and employee benefits matters.

On June 27, 2005, the Company entered into a Tax Sharing Agreement (the “Tax Sharing Agreement”) with Dean. The Tax Sharing Agreement generally governs Dean and the Company’s respective rights, responsibilities and obligations after the Distribution with respect to taxes attributable to the Company’s business, as well as any taxes incurred by Dean as a result of the failure of the distribution to qualify for tax-free treatment under Section 355 of the Internal Revenue Code of 1986, as amended.

On June 27, 2005, the Company entered into two Trademark License Agreements (the “Trademark License Agreements”) with Dean. Pursuant to the Trademark License Agreements, Dean granted to the Company a royalty-free license to use the Dean® and Fieldcrest® trademarks until the Company’s current supply of packaging materials is depleted and the Company granted to Dean a perpetual, royalty-free license to use the Rod’s® trademark in connection with Dean’s operations. The Trademark License Agreements contain standard provisions, including those dealing with quality control and termination upon, among other things, material breach or bankruptcy.

On June 27, 2005, the Company assumed the lease of Dean’s City of Industry South plant located in City of Industry, California, where Dean manufactured the foodservice salad dressings that were transferred to the Company in connection with the Distribution. In addition to salad dressings, Dean processes various other product lines at this production facility that were not transferred to the Company. Production of all products, except salad dressings, is being transferred out of this production facility and into other Dean facilities and the Company expects this transfer to be completed by the second quarter of 2007. Following the distribution, the production of Mocha Mix® and Second Nature® will be transitioned from two other Dean production facilities to the City of Industry plant. The Company expects the transition of production into the City of Industry plant to be completed during the third quarter of 2005. On June 27, 2005, the Company entered into a Co-pack Agreement (the “Co-pack Agreement”) with Dean for the production of these products. Pursuant to the Co-pack Agreement, Dean will supply Mocha Mix® and Second Nature® products to the Company until July 31, 2005 (subject to an extension until September 30, 2005 in certain circumstances), and the Company will supply certain products currently produced at the Company’s City of Industry South plant, including imitation sour cream and dip products, to Dean for a period of two years after date of the Distribution.

Copies of the Distribution Agreement, the Transition Services Agreement, the Employee Matters Agreement, the Tax Sharing Agreement, the Trademark License Agreements, and the Co-Pack Agreement are attached hereto as Exhibits 2.1, 10.1,10.2, 10.3, 10.4, 10.5, and 10.6 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

A copy of the press release announcing the completion of the Distribution is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information included in Item 2.03 of this Current Report on Form 8-K is also incorporated by reference into this Item 1.01 of this Current Report on Form 8-K.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into Item 2.01 of this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On June 27, 2005, the Company entered into a Credit Agreement (the “Credit Agreement”) by and among the Company, as Borrower, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, the other Lenders party thereto, Banc of America Securities LLC and J.P. Morgan Securities Inc., as Joint Lead Arrangers and Joint Book Managers, and JPMorgan Chase Bank, N.A. as Syndication Agent. The unsecured revolving Credit Agreement provides for borrowings of up to $400 million (which under certain circumstances may be increased to $500 million at the option of the Company) and will terminate on June 25, 2010. Proceeds from the Credit Agreement may be used for working capital and general corporate purposes, including acquisition financing, and to pay fees and expenses in connection with the Distribution. The Credit Agreement contains various financial and other restrictive covenants and requires that the Company maintain certain financial ratios, including a leverage and interest coverage ratio.

Interest is payable quarterly or at the end of the applicable interest period in arrears on any outstanding borrowings at a customary Eurodollar rate plus the applicable margin or at a customary base rate. The underlying rate is defined as either the rate offered in the interbank Eurodollar market or the higher of the prime lending rate of the administrative agent or federal funds rate plus 0.5%. The applicable margin for Eurodollar loans is based on the Company’s consolidated leverage ratio and ranges from 0.50% to 0.80%. In addition, a facility fee based on the Company’s consolidated leverage ratio and ranging from 0.125% to 0.20% is due quarterly on all commitments under the Credit Agreement.

The Credit Agreement contains limitations on liens, investments, the incurrence of subsidiary indebtedness, mergers, dispositions of assets, acquisitions, material lines of business, transactions with affiliates. The Credit Agreement also restricts certain payments, including dividends, and prohibits certain agreements restricting the ability of the Company’s subsidiaries to make certain payments and to guarantee the Company’s obligations under the credit facility. The Credit Agreement contains standard default triggers, including without limitation, failure to pay principal, interest or other amounts due and payable under the Credit Agreement and related loan documents; failure to maintain compliance with the financial and other covenants contained in the Credit Agreement; incorrect or misleading representations or warranties; default on certain of the Company’s other debt; the existence of bankruptcy or insolvency proceedings; insolvency; existence of certain material judgments; failure to maintain compliance with ERISA; the invalidity of certain provisions in any loan document; and a change of control.

The obligations of the Company under the Credit Agreement are guaranteed by a Company subsidiary, Bay Valley Foods, LLC.

A copy of the press release announcing the Company’s entering into the revolving credit facility is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders

At 12:00 a.m. on June 27, 2005, in connection with the Distribution, the Company effectuated a 256.677327 for 1 stock split of the Company’s issued and outstanding common stock. Prior to the Distribution, the Company’s total issued and outstanding shares of common stock was approximately 120,000. After the Distribution, the total number of the Company’s issued and outstanding shares of common stock was approximately 30,801,279 shares. The Company’s common stock continues to be $0.01 par value.

In connection with the Distribution, the Board of Directors of the Company adopted a stockholder rights plan that become effective June 27, 2005 and declared a dividend distribution of one right (“Right”) for each outstanding share of the Company’s common stock to stockholders of record as of 12:01 a.m. on June 27, 2005.

The Rights Agreement between the Company and The Bank of New York, as Rights Agent, specifying the terms of the Rights, the form of Certificate of Designation of Series A Junior Participating Preferred Stock, and the form of Rights Certificate, are attached hereto as Exhibits 4.1, 4.2 and 4.3 and are incorporated herein by reference.

The disclosure under Item 2.03 of this Current Report on Form 8-K relating to the restriction on dividends contained in the Credit Agreement is also responsive to this Item 3.03 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits:

Exhibit	Exhibit
Number	Description
2.1	Distribution Agreement

4.1	Rights Agreement between TreeHouse Foods, Inc. and The Bank of New York, as rights agent

4.2	Form of Certificate of Designation of Series A Junior Participating Preferred Stock (attached as an Exhibit to the Rights Agreement filed as Exhibit 4.1 hereto)

4.3	Form of Rights Certificate (attached as an Exhibit to the Rights Agreement filed as Exhibit 4.1 hereto)

10.1	Transition Services Agreement

10.2	Employee Matters Agreement

10.3	Tax Sharing Agreement

10.4	Trademark License Agreement between Dean Foods Company and TreeHouse Foods, Inc.

Exhibit	Exhibit
Number	Description
10.5	Trademark License Agreement between TreeHouse Foods, Inc. and Dean Foods Company, Dean Intellectual Property Services II, L.P. and Dean Specialty Intellectual Property Services, L.P.

10.6	Co-Pack Agreement between Dean Foods Company and TreeHouse Foods, Inc.

99.1	Press Release dated June 27, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TreeHouse Foods, Inc.

Date: June 27, 2005	By:	/s/ Thomas E. O’Neill

Thomas E. O’Neill
General Counsel, Senior Vice President, Chief
Administrative Officer and officer duly
authorized to sign on behalf of the registrant

INDEX TO EXHIBITS

Exhibit	Exhibit
Number	Description
2.1	Distribution Agreement

4.1	Rights Agreement between TreeHouse Foods, Inc. and The Bank of New York, as rights agent

4.2	Form of Certificate of Designation of Series A Junior Participating Preferred Stock (attached as an Exhibit to the Rights Agreement filed as Exhibit 4.1 hereto)

4.3	Form of Rights Certificate (attached as an Exhibit to the Rights Agreement filed as Exhibit 4.1 hereto)

10.1	Transition Services Agreement

10.2	Employee Matters Agreement

10.3	Tax Sharing Agreement

10.4	Trademark License Agreement between Dean Foods Company and TreeHouse Foods, Inc.

10.5	Trademark License Agreement between TreeHouse Foods, Inc. and Dean Foods Company, Dean Intellectual Property Services II, L.P. and Dean Specialty Intellectual Property Services, L.P.

10.6	Co-Pack Agreement between Dean Foods Company and TreeHouse Foods, Inc.

99.1	Press Release dated June 27, 2005